Exhibit 10.7

 TRIPARTY AGREEMENT

            THIS TRIPARTY AGREEMENT (this "Agreement") is effective as of the 16th day of August, 2002, by and between COLONIAL BANK, an Alabama banking corporation ("Colonial"), CITIZENS STATE BANK, a Texas state banking corporation, ("Citizens"), and FIRST PREFERENCE MORTGAGE CORP.,  a Texas corporation ("First Preference").

R E C I T A L S :

            A.        First Preference is a mortgage lender which regularly makes residential mortgage loans, secured by liens on residential real property (each, a "Loan," and collectively, the "Loans").  The loans are regularly sold by First Preference to investors approved by Colonial.

            B.         Pursuant to a Mortgage Warehouse Loan and Security Agreement (the "Colonial/First Preference" Agreement) between Colonial and First Preference dated as of December 28, 2000, Colonial makes loans to First Preference secured by certain of the Loans (each, a "Financed Loan," and collectively the "Financed Loans").  Under the Colonial/First Preference Agreement, Colonial holds these Loans and the loan documentation and forwards these Loans to the investors to which First Preference sells the Loans.  Upon completion of each such sale to investors, the proceeds thereof (the "Sales Proceeds") are remitted by the investors to Colonial, on behalf of First Preference, and Colonial disburses the Sale Proceeds in accordance with the Colonial/First Preference Agreement.

            C.        Pursuant to (i) a Loan Participation Agreement ( the "Participation Agreement") dated as of the 16th day of August, 2002, by and between Citizens and First Preference, Citizens has entered into a purchase/sale agreement with First Preference under which Citizens, at its option, may purchase from time to time participation interests in certain of the Loans originated by First Preference,  as evidenced by mortgage notes and secured by liens and mortgages (or deeds of trust) on residential real property, investor commitments, and other mortgage loan documentation relating to such Loans, all as more particularly described in the Participation Agreement.   (Each such Loan in which Citizens purchases a participation interest from First Preference is a "Participated Loan," and, collectively, the "Participated Loans," for purposes hereof.)  It is anticipated that all of the proceeds from the sale by First Preference to Citizens of the participation interest in each Participated Loan will be used by First Preference to fund the loan.

            D.        The Participation Agreement contemplates that upon the sale of the Participated Loans by First Preference to investors, First Preference will repurchase from Citizens the participation interest owned by Citizens in the Participated Loan.  In connection with each such sale to investors, a portion of the Sales Proceeds remitted by the investor to Colonial, on behalf of First Preference, will be paid to Citizens in connection with the repurchase by First Preference of Citizens' participation interest under the Participation Agreement.

            E.         As a condition to the periodic purchase by Citizens of a participation interest in such  Loans and the use of the proceeds thereof to fund the Loan, Citizens desires that Colonial agree to act as collateral agent on behalf of Citizens with regard to the Participated Loans, and, upon receipt by Colonial of the Sales Proceeds from the investors, to transmit to Citizens a portion of the Sales Proceeds received by Colonial equal to the purchase price paid by Citizens to First Preference for the participation interest (the "Purchase Price"), and Colonial has agreed to do so, all  upon the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1.         Recitals.  The recitals to this Agreement set forth above are true and correct and hereby are made a part of this Agreement as though fully set forth herein.

            2.         Purchase of Participation Interests.  On a periodic basis, First Preference will offer to sell to Citizens and Citizens may purchase from First Preference a participation interest ("Participation Interest") in certain of the Loans identified by First Preference pursuant to the Participation Agreement between Citizens and First Preference.  Citizens will fund its purchase of the Participation Interest by wire transferring the Purchase Price directly to Colonial (in accordance with Colonial's wire instructions set forth in Exhibit A attached hereto) for the benefit of First Preference, which will in turn transfer the money for the funding of the Loan.  Any such funds transferred by Citizens to Colonial shall be held by Colonial in trust for the benefit of Citizens until disbursed for the funding of the Loan.  These funds shall not be considered to be general assets of Colonial.  At the time of each such purchase of a Participation Interest by Citizens from First Preference in the Loans, First Preference and Citizens shall provide to Colonial a notice that the Participation Interest will be purchased by Citizens and the Purchase Price and the percentage of the Participation Interest, and the Loan shall become a Participated Loan.  Upon receipt of such notice, Colonial shall mark its records to reflect that Citizens holds the Participation Interest therein.

            3.         Colonial to Continue to Hold and Ship Participated Loans; Collateral Agent.  Notwithstanding the purchase by Citizens of a Participation Interest from First Preference in any of the Loans, Colonial shall continue to hold all Participated Loans in accordance with the terms and conditions of the Colonial/First Preference Agreement and this Agreement and, upon direction of First Preference, to ship such Participated Loans to the appropriate investor for purchase under a bailee letter in the form contemplated by the Colonial/First Preference Agreement.  Each such bailee letter to an investor shall continue to instruct such investor to forward payment to Colonial for the Participated Loans as set forth in such bailee letter. Subject to the foregoing provisions of this Section 3 which provide that Colonial shall continue to act solely upon First Preference's direction with regard to such Participated Loans, Colonial agrees to hold such Participated Loans as collateral agent on behalf of Citizens and to make payment to Citizens of the Purchase Price applicable thereto in accordance with the provisions of Section 4 hereof.

            4.         Payment of Proceeds from Sale of Participated Loans; Delivery of Returned Participated Loans.

            (a)        Colonial agrees that the Purchase Price relating to such Participated Loans shall be paid to Citizens from the Sales Proceeds, free and clear of any rights, interests, claims, or demands whatsoever of Colonial, including without limitation, any rights of set off, recoupment, and the like, all of which rights, interests, claims, and demands, if any, are hereby waived and released by Colonial.  Colonial agrees that it will not claim or have any interest in any Participated Loans, including any security interest therein or assignment thereof, and hereby waives and releases any such interest.  To the extent, but only to the extent, that Colonial receives any such Sales Proceeds, Colonial agrees promptly to remit the portion of such Sales Proceeds equal to the Purchase Price to Citizens no later than the next business day following receipt thereof by Colonial by wire transfer in accordance with Citizens's wire instructions set forth in Exhibit B hereto.  First Preference hereby authorizes and directs Colonial to remit to Citizens the portion of such Sales Proceeds equal to the Purchase Price as provided above in this Section 4, and waives any right First Preference may have to direct or receive notice of such remittances.

            (b)        In the event that an investor does not timely make payment for any Participated Loan transmitted by Colonial to such investor under the bailee letter referenced in Section 3 hereof, First Preference and/or Citizens shall have sole responsibility to pursue collection of such Sales Proceeds from such investor and, upon collection of same, to remit the portion of such Sales Proceeds equal to the Purchase Price to Citizens, and Colonial not have any responsibility to First Preference or to Citizens to pursue collection thereof and shall not have liability to First Preference or to Citizens in the event that such Sales Proceeds are uncollected.  Further, in the event that an investor fails to purchase any Participated Loan transmitted by Colonial to such investor under the bailee letter referenced in Section 3 hereof and returns to Colonial the documentation relating to such Participated Loan, Colonial, upon receipt of same, shall deliver such documentation to First Preference or, upon prior joint written direction of Citizens, to Citizens and, upon such delivery, shall have no further liability or obligation to First Preference or Citizens with respect to such Participated Loan.

            (c)        Any Sales Proceeds received by Colonial from investors shall be held by Colonial in trust for the benefit of the parties entitled to such Sales Proceeds, including First Preference and Citizens.  These Sales Proceeds shall not be considered to be general assets of Colonial.

            5.         Fees to Colonial.  Colonial shall not be entitled to any fees or payments from Citizens for acting under this Agreement.  Any fee or payments for Colonial's services under this Agreement shall be paid to Colonial by First Preference.

            6.         Standard of Care.  Colonial shall exercise reasonable care in the custody and preservation of the Participated Loans in its possession to the extent required by applicable statutes and in any event shall be deemed to have exercised reasonable care if it (i) takes such action for that purpose as First Preference or Citizens shall reasonably request in writing (but no omission to comply with any request of First Preference or Citizens shall of itself be deemed a failure to exercise reasonable care), or (ii) exercises at least the same degree of care as it would exercise with respect to a like transaction in which it alone is interested.

            7.         Limitation on Obligations.  Colonial agrees to use its best judgment and good faith in the performance of any duties and responsibilities required pursuant to Sections 2, 3, and 4 of this Agreement and shall incur no liability to First Preference or Citizens for any acts or omissions on the part of Colonial except as may result from Colonial's gross negligence or willful misconduct occurring in connection with the performance of any such duties or responsibilities.  Except for performance of its obligations as set forth in Sections 2, 3, and 4 hereof, Colonial does not assume, and shall not have any obligation or liability to First Preference or to Citizens with respect to, any Participated Loan.  Colonial shall be entitled to rely upon any notice, document, correspondence, request, or directive received by it from First Preference or Citizens, as the case may be, which Colonial believes to be genuine and to have been signed or presented by the proper and duly authorized officer or representative thereof, and shall not be obligated to inquire as to the authority or power of any person so executing or presenting such documents or as to the truthfulness of any statements set forth therein.  In Colonial's discharge of any such duties and responsibilities, First Preference agrees to indemnify Colonial in the manner and to the extent set forth in Section 8 hereof.  Colonial shall have no duties or responsibilities to First Preference or Citizens except as expressly provided in Sections 2, 3, and 4 of this Agreement or by law or by any other agreements to which Colonial is a party, and Colonial shall not be obligated to recognize, nor have any liability or responsibility to, First Preference or Citizens under any instrument to which Colonial is not a party.  In case any Participated Loan held by Colonial shall be attached or levied upon under any order of court, or if the delivery of any such Participated Loan shall be stayed or enjoined by any order of the court, Colonial is expressly authorized to obey and comply with all writs, orders, judgments, or decrees so entered or issued, and Colonial shall not be liable to First Preference or Citizens or to any other person by reason of such compliance.

            8.         First Preference Indemnity.  First Preference hereby agrees, on demand, to indemnify and hold harmless Colonial (and its directors, officers, agents, and employees) to the fullest extent permitted by law, from and against any and all claims, losses, liabilities, actions, suits, judgments, demands, costs, and expenses (including reasonable attorneys' fees and expenses) of whatever nature incurred by Colonial (or its directors, officers, agents, and employees) hereunder or in connection herewith, unless such claims, losses, liabilities, actions, suit, judgment, demands, costs, or expenses shall arise directly from willful misconduct or gross negligence on the part of Colonial or its directors, officers, agents, or employees.  Attorneys' fees and expenses incurred in enforcing, or an appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.  The covenants contained in this Section 8 shall survive the termination of this Agreement.

            9.         Other Documents.  Colonial, First Preference, and Citizens will, upon the request of another party hereto, execute and deliver to the other parties such further documents and statements and do or cause to be done such further acts or things as the other party may reasonably require to carry out the transactions contemplated by this Agreement or to vest or confirm any right granted in this Agreement.

            10.       Successors and Assigns.  This Agreement is binding on the parties hereto and their respective successors and permitted.  This Agreement is not assignable by any party hereto.

            11.       Termination.  This Agreement may be terminated by any party hereto upon thirty (30) days written notice to the other parties.  No termination shall affect any obligations of the parties with regard to any Participated Loans in existence at the time of such termination.

            12.       Complete Agreement.  This Agreement, including all Exhibits hereto, constitutes the full understanding among the parties hereto with respect to the subject matter of this Agreement, and no statements, written or oral, made prior to or at the signing of this Agreement shall vary or modify the terms of this Agreement.  No amendment, modification, or release from any provision of this Agreement shall be effective unless in writing and executed by or on behalf of the party or parties to be charged therewith and shall be effective only in the specific instance and for the specific purpose for which given.

            13.       Enforceability of Agreement.  This Agreement shall continue to be enforceable as among the parties hereto in the event of any bankruptcy, insolvency, reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition, or other similar relief granted or occurring with respect to any party hereto, and shall be applicable to any and all distributions or applications of proceeds of any of the Participated Loans made by any receiver, trustee, debtor-in-possession, or other person.

            14.       Amendments.  No amendment, modification, termination, or waiver of any provision of this Agreement, or consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            15.       Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

            16.       Fees and Costs.  In connection with any litigation brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover all costs therein incurred, including reasonable attorneys' fees, whether incurred at trial, on rehearing, retrial, or appeal, or in any bankruptcy proceeding.

            17.       Governing Law.  This Agreement shall be governed by the laws of the State of Florida.

                        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed, sealed, and delivered, as applicable, by their duly authorized officers on the day and year first above written.

FIRST PREFERENCE:

FIRST PREFERENCE MORTGAGE CORP.

By: /s/ David W. Mann
Name: David W. Mann
Title: President

STATE OF TEXAS

COUNTY OF MCLENNAN

            This instrument was acknowledged before me on the ______ day of August, 2003, by Annie Laurie Miller, Executive Vice President of First Preference Mortgage Corp., a Texas corporation, on behalf of said corporation.

__________________________________
Notary Public in and for
the State of Texas

COLONIAL:

COLONIAL BANK
By: _____________________________
Name:_______________________ Title: _______________________

STATE OF FLORIDA

COUNTY OF ORANGE

            On this ____ day of August, 20021, personally appeared _______________________, as ___________________________ of COLONIAL BANK, an Alabama banking corporation, and before me executed the attached Triparty Agreement, dated as of August ____, 2002, on behalf of the corporation.

            IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

Signature of Notary Public-State of Florida

Print Name: Notary Public, State of Florida
Personally Known
Produced Identification
Type of Identification
(NOTARIAL SEAL)

CITIZENS:

CITIZENS STATE BANK

By: _______________________________
Name: Harold E. Allison, III
Title: Senior Vice President

STATE OF TEXAS

COUNTY OF TYLER

            This instrument was acknowledged before me on the ______ day of August, 2003, by Harold E. Allison, III, Senior Vice President of Citizens State Bank, a Texas banking  corporation, on behalf of said corporation.

__________________________________
Notary Public in and for
the State of Texas

EXHIBIT A

Colonial's Wire Instructions

Colonial BHAM
201 East Pine Street
Orlando, FL 32801
ABA #0620-0131-9
for credit to the Investor Funding Account of
Citizens State Bank of Woodville

Account No.

EXHIBIT B

Citizens' Wire Instructions